                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 --------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   August 8, 2000
                                                   --------------

                            Turnstone Systems, Inc.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



           Delaware                  000-28843              77-0473640
 (State or Other Jurisdiction      (Commission            (IRS Employer
      of Incorporation)             File Number)        Identification No.)



     2220 Central Expressway, Santa Clara,  California           95050
--------------------------------------------------------------------------------
         (Address of Principal Executive Offices)              (Zip Code)



        Registrant's telephone number, including area code (408) 907-1400
                                                           --------------


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



        The undersigned Registrant hereby amends the following item of its Current Report on Form 8-K filed August 11, 2000, for the event of August 8, 2000.





ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


        (a) FINANCIAL STATEMENTS.

                1) Audited financial statements of Paragon Solutions Limited for the years ended March 31, 2000 and 1999;

                2)      Notes to Paragon Solutions Limited's Financial
                        Statements.

                3) Audit Report applicable to the year ended 31 March 1999 of Sherwin Chan & Walshe dated 31 August 2000

                4) Audit Report applicable to the year ended 31 March 2000 of Sherwin Chan & Walshe dated 31 August 2000

        (b) PRO FORMA FINANCIAL INFORMATION.

                1) Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2000;

                2) Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1999;

                3) Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2000;

                4) Notes to the Unaudited Pro Forma Condensed Combined Financial Information.


        (c) EXHIBITS.

                2.1* Agreement relating to sale and purchase of all the shares in Paragon Solutions Limited, dated July 19, 2000, among the Registrant, each vendor listed in
                        Schedule 1 thereto and Graham Parkins, as the vendors' representative. Except for Schedule 2, annexes and schedules to this Exhibit have not been filed; upon request, the Registrant will furnish supplementally to the Commission a copy of any omitted annex or schedule.

                2.2* Deed relating to accession under an agreement for sale and purchase, dated August 8, 2000, between the Registrant and Turnstone New Zealand Holdings, a wholly-owned subsidiary of Registrant, as nominated transferee.

                23.1A   Consent of Sherwin Chan & Walshe, Independent Auditors

                23.1B   Consent of Sherwin Chan & Walshe, Independent Auditors

*Incorporated by reference to Exhibits 2.1 and 2.2 to the Registrant's Form 8-K filed August 11, 2000.





                   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED


INTRODUCTION TO FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

        The financial statements and other financial information of Turnstone Systems, Inc. ("Turnstone") are presented in U.S. dollars and have been prepared in accordance with US generally accepted accounting principles ("US GAAP"). The financial statements and other financial information of Paragon Solutions Limited ("Paragon") are presented in New Zealand dollars and have been prepared in accordance with New Zealand generally accepted accounting principles ("NZ GAAP"). US GAAP and NZ GAAP differ in certain respects. A description of the differences between US GAAP and NZ GAAP and a reconciliation of the financial position, results of operations and cash flows of Paragon to US GAAP are provided in Note 9 of Notes to Paragon Solutions Limited's Financial Statements. The financial information of Paragon used in the preparation of the pro forma information included as Item 7.(b) in this Form 8-K/A complies with US GAAP and contains translations of New Zealand dollars into US dollars at rates specified in the Notes to Unaudited Pro Forma Condensed Combined Financial Information. The translations should not be construed as representations that the New Zealand dollar amounts represent, or have been or could be converted into US dollars at that or any other rate.

                                  AUDIT REPORT

To the Readers of the financial statements of Paragon Solutions Limited.

We have audited the attached financial statements. The financial statements provide information about the past financial performance and financial position of the Company as at 31 March 1999. This information is stated in accordance with the accounting policies described in the notes to the financial statements.

DIRECTORS RESPONSIBILITIES

The Directors are responsible for the preparation and presentation of the financial statements which give a true and fair view of the financial position of the Company as at 31 March 1999 and of the results of its operations and cashflows for the year ended on that date.

AUDITORS RESPONSIBILITIES

We are responsible for preparing an independent opinion on the financial statements presented by the Directors and report our opinion to you.

BASIS OF OPINION

An audit includes examining on a test basis, evidence relevant to the amounts and disclosures in the financial statements. It also includes assessing:

- the significant estimates and judgements made in the preparation of the financial statements; and

- whether the accounting policies are appropriate to the Company's circumstances and have been consistently applied and adequately disclosed.

We have conducted our audit in accordance with generally accepted auditing standards in New Zealand that are substantially equivalent to auditing standards generally accepted in the United States. We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatements, whether caused by fraud or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

We provide taxation consultancy services in addition to acting as auditors for the Company.

UNQUALIFIED OPINION

We have obtained all the information and explanations we have required.

In our opinion,

- proper accounting records have been kept by the Company as far as appears from our examination of those records; and

-       the financial statements

        -       comply with generally accepted accounting practice;

        - give a true and fair view of the financial position of the Company as at 31 March 1999 and the results of its operations and cashflows for the year ended on that date.

Our audit was completed on 27 May 1999 and our unqualified opinion is expressed as at that date.

Accounting principles generally accepted in New Zealand vary in certain respects from accounting principles accepted in the United States. Application of accounting principles generally accepted in the United States would not have affected the financial position of the Company for the year ended 31 March 1999 and the results of its operations and cash flows for the year ended on that date.

/s/ Sherwin Chan & Walshe
------------------------
SHERWIN CHAN & WALSHE

LOWER HUTT

31 August 2000

                                  AUDIT REPORT

To the Readers of the financial statements of Paragon Solutions Limited.

We have audited the attached financial statements. The financial statements provide information about the past financial performance and financial position of the Company as at 31 March 2000. This information is stated in accordance with the accounting policies described in the notes to the financial statements.

DIRECTORS RESPONSIBILITIES

The Directors are responsible for the preparation and presentation of the financial statements which give a true and fair view of the financial position of the Company as at 31 March 2000 and of the results of its operations and cashflows for the year ended on that date.

AUDITORS RESPONSIBILITIES

We are responsible for preparing an independent opinion on the financial statements presented by the Directors and report our opinion to you.

BASIS OF OPINION

An audit includes examining on a test basis, evidence relevant to the amounts and disclosures in the financial statements. It also includes assessing:

- the significant estimates and judgements made in the preparation of the financial statements; and

- whether the accounting policies are appropriate to the Company's circumstances and have been consistently applied and adequately disclosed.

We have conducted our audit in accordance with generally accepted auditing standards in New Zealand that are substantially equivalent to auditing standards generally accepted in the United States. We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatements, whether caused by fraud or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

We provide taxation consultancy services in addition to acting as auditors for the Company.

UNQUALIFIED OPINION

We have obtained all the information and explanations that we have required.

In our opinion,

- proper accounting records have been kept by the Company as far as appears from our examination of those records; and

-       the financial statements

        -       comply with generally accepted accounting practice;

        - give a true and fair view of the financial position of the Company as at 31 March 2000 and the results of its operations and cashflows for the year ended on that date.

Our audit was completed on 14 August 2000 and our unqualified opinion is expressed as at that date.

Accounting principles generally accepted in New Zealand vary in certain respects from accounting principles accepted in the United States. Application of accounting principles generally accepted in the United States would have affected the financial position of the Company for the year ended 31 March 2000 and the results of its operations and cash flows for the year ended on that date to the extent summarized in Note 9 to the financial statements.

/s/ Sherwin Chan & Walshe
-------------------------
SHERWIN CHAN & WALSHE

LOWER HUTT

31 August 2000

                            PARAGON SOLUTIONS LIMITED

                                COMPANY DIRECTORY

                               AS AT 31 MARCH 2000



PRINCIPAL BUSINESS:                     Contract Electronic and Software Design and
                                        Development


DIRECTORS:                              G Parkins
                                        K Gwynn
                                        C Baker
                                        S Harrison


REGISTERED OFFICE:                      Level 3, 17 Market Grove, Lower Hutt

AUDITORS:                               Sherwin Chan and Walshe

SOLICITORS:                             Gillespie Young Watson

BANKERS:                                National Bank of New Zealand Limited

STATE OF THE COMPANY'S AFFAIRS

The state of the Company's affairs is as set out in the financial statements and in particular (in New Zealand dollars):

                                                                   Year Ended 31 March
                                                                2000                  1999
                                                            ------------          ------------
Retained Profits/(Losses) as at Beginning of Year             124,584.21           (230,354.15)
Dividend Paid                                                 124,362.88                    --
                                                            ------------          ------------
Retained Profits/(Losses) after Dividend Payment                  221.33           (230,354.15)

Tax Paid Profit/(Loss) for the year                          (156,249.90)           355,182.58
                                                            ------------          ------------

                                                             (156,028.57)           124,828.43
Other appropriations
Capital gain on Assets Sales Transferred to Capital                   --                244.22
Reserve

Leaving Retained Profits at End of Year of                   (156,028.57)           124,584.21

Assets totalled at end of year                              1,863,269.32          2,193,603.53

These were financed by Shareholders Funds of                1,630,964.36          1,911,577.14
Liabilities of                                                232,304.96            282,026.39
                                                            ------------          ------------
                                                            1,863,269.32          2,193,603.53
                                                            ============          ============


DIVIDEND
The directors recommend that no dividend be declared.

ACCOUNTING POLICIES
There have been no changes in accounting policies during the year.

NATURE OF THE BUSINESS
The business of the company is that of contract electronics and software design and development.

As required by Section 211 of the Companies Act 1993 we disclose the following information:

INTERESTS REGISTER
Director's interests: No transactions have occurred in which the directors had an interest.

Use of company information: The board received no notices during the period from the directors requesting to use company information received in their capacity as directors which would not have been otherwise available to them.

Share dealing: The directors, neither acquired nor sold shares during the period 1st April 1999 to 31 March 2000.

DIRECTORS REMUNERATION
Director's remuneration and other benefits paid during the period was as follows (in New Zealand dollars):

                         Year Ended 31 March
                      2000               1999
                   ----------         ----------
G Parkins          135,984.90         128,652.00
K Gwynn             88,765.53          79,218.00
C Baker             89,683.53          82,818.00
S Harrison          98,376.57          86,397.00
                   ----------         ----------
                   412,810.53         377,085.00
                   ==========         ==========


Remuneration and other benefits were paid to each director solely as a salaried employee of the company. No fees were paid to any director for services provided in their capacity as a director of the company, which was normally carried out in the time for which they were paid a company employee salary.

AUDITORS REMUNERATION
Amounts received or due and receivable by the auditors are as follows:

Audit fees                      $   3,690.00
Fees for Other Services         $     798.00

It is proposed that the company's auditors, Sherwin Chan and Walshe continue in office for the following year.

DONATIONS
No donations were made by the company during the year.


ON BEHALF OF THE BOARD





/s/ GRAHAM PARKINS                          /s/ SHANE HARRISON
---------------------------------           ---------------------------------
DIRECTOR                                     DIRECTOR

                            PARAGON SOLUTIONS LIMITED

                                TRADING STATEMENT


                                    FOR THE YEARS ENDED 31 MARCH
                                      (in New Zealand dollars)
INCOME                               2000                 1999
------                               ----                 ----
Sales                             2,613,471.33         2,955,338.36

LESS COST OF SALES
------------------
Project Costs                     1,596,844.97         1,353,294.84
                                  ------------         ------------
GROSS PROFIT FROM TRADING         1,016,626.36         1,602,043.52
                                  ============         ============

                      STATEMENT OF FINANCIAL PERFORMANCE

                                    FOR THE YEARS ENDED 31 MARCH
                                      (in New Zealand dollars)
                                     2000                 1999
                                     ----                 ----
GROSS INCOME
Gross Profit From Trading         1,016,626.36         1,602,043.52

OTHER INCOME
Work in Progress                            --            32,182.15
Trading Stock                               --            20,225.11
In-House Development                        --            10,013.22
GH Sales                              6,110.43             5,649.20
Interest Received                    47,928.92            41,885.63
Depreciation Recovered                      --                73.61
Other Income                            202.44                   --
Gain on Sale of Assets                      --               244.22
                                  ------------         ------------

TOTAL GROSS INCOME                1,070,868.15         1,712,316.66

Less Expenses (refer schedule)    1,227,118.05         1,291,145.63
                                  ------------         ------------

NET PROFIT/(LOSS)                  (156,249.90)          421,171.03
Provision for Tax (Note 4)                  --            65,988.45

                                  ------------         ------------
TAX PAID PROFIT/(LOSS) for YEAR    (156,249.90)          355,182.58
                                  ============         ============



The attached notes form part of these financial statements.

                            PARAGON SOLUTIONS LIMITED

                        STATEMENT OF MOVEMENTS IN EQUITY



                                                        FOR THE YEARS ENDED 31 MARCH
                                                          (in New Zealand dollars)
                                                      ----------------------------------
                                                          2000                  1999
                                                      ------------          ------------
OPENING BALANCE                                       1,911,577.14          1,556,394.56
Less Dividend Paid                                      124,362.88
                                                      ------------
                                                      1,787,214.26

Add Tax Paid Profit/(Loss) For Year                    (156,249.90)           355,182.58

Total recognised Revenue and Expense for Year          (156,249.90)           355,182.58

                                                      ------------          ------------
CLOSING BALANCE                                       1,630,964.36          1,911,577.14
                                                      ============          ============



                              SCHEDULE OF EXPENSES


                                 FOR THE YEARS ENDED 31 MARCH
                                   (in New Zealand dollars)
                               ---------------------------------
                                   2000                 1999
                               ------------         ------------
SHORT FORM EXPENSE BREAKDOWN
Audit Fees                         3,690.00             3,500.00
Depreciation                     239,917.14           261,191.58
Directors Remuneration           412,810.53           377,085.00
Interest Expense                   1,159.36                   --
Loss on Disposal                   4,809.44           180,130.53
Rent                             133,280.53           119,821.32
Sales and Marketing               91,656.12             7,827.66
Other Expenses                   339,794.93           341,589.54
                               ------------         ------------
                               1,227,118.05         1,291,145.63
                               ============         ============



The attached notes form part of these financial statements.

                            PARAGON SOLUTIONS LIMITED

                         STATEMENT OF FINANCIAL POSITION



                                                         AS AT 31 MARCH
                                                    (in New Zealand dollars)
                                                ----------------------------------
                                                     2000                1999
                                                -------------        -------------
CURRENT ASSETS
National Bank On Call Account                      110,097.99           195,409.27
Term Deposit                                       500,000.00           800,000.00
Petty Cash                                             250.00               250.00
Accounts Receivable                                772,728.66           410,355.71
Income Tax Refund Due                               34,576.17            47,809.57
Work in Progress                                           --            32,182.15
Project Stock on Hand                               20,225.11            20,225.11
Prepayments                                         18,550.53            80,278.52
Accrued Interest                                     3,960.73             5,712.03
Retained Overseas Currency                             933.00             1,520.53
                                                 ------------         ------------
                                                 1,461,322.19         1,593,742.89

FIXED ASSETS (Note 2)                              401,947.13           599,860.64
                                                 ------------         ------------

                                                 1,863,269.32         2,193,603.53
                                                 ============         ============

CURRENT LIABILITIES
National Bank Cheque Account                         1,156.12               143.77
Accounts Payable                                   225,422.01           233,924.87
GST Net Liability                                    5,726.83            47,957.75
                                                 ------------         ------------
                                                   232,304.96           282,026.39
                                                 ------------         ------------

EQUITY
Share Capital                                    1,755,000.00         1,755,000.00
Capital Reserve                                     31,992.93            31,992.93
                                                 ------------         ------------
                                                 1,786,992.93         1,786,992.93
Retained Profit/(Losses)                          (156,028.57)          124,584.21
                                                 ------------         ------------
TOTAL EQUITY                                     1,630,964.36         1,911,577.14
                                                 ------------         ------------
                                                 1,863,269.32         2,193,603.53
                                                 ============         ============



/s/ GRAHAM PARKINS                          /s/ SHANE HARRISON
---------------------------------           ---------------------------------
DIRECTOR                                     DIRECTOR



The attached notes form part of these financial statements.

                            PARAGON SOLUTIONS LIMITED

                             STATEMENT OF CASH FLOWS


                                                                         FOR THE YEARS ENDED 31 MARCH
                                                                           (in New Zealand dollars)
                                                                       ---------------------------------
                                                                           2000                 1999
                                                                       ------------         ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Cash was provided from:
Sales                                                                  2,243,338.39         2,754,150.42
Tax Refund & Interest Received (excluding RWT)                            47,168.07            38,795.47
Other Income                                                               6,312.87             5,649.20
Sale of Work in Progress                                                  32,182.15                   --
Prepayments                                                               61,727.99                   --
                                                                       ------------         ------------
                                                                       2,390,729.47         2,798,595.09
Cash was applied to:
Operating Expenses                                                     2,622,210.23         2,100,591.26
Provisional Tax Paid                                                     (15,745.55)          100,000.00
                                                                       ------------         ------------
                                                                       2,606,464.68         2,200,591.26
Net Cash Inflow (Outflow) from Operating                                (215,735.21)          598,003.83
Activities

CASH FLOWS FROM INVESTING ACTIVITIES
Cash was provided from:
Sale of Fixed Assets                                                             --             3,894.22

Cash was applied to:
Purchase of Fixed assets                                                  46,813.07           178,478.62
Net Cash Inflow (Outflow) from Investing                                 (46,813.07)         (174,584.40)
Activities

CASH FLOWS FROM FINANCING ACTIVITIES
Dividend Payment                                                        (124,362.88)                  --
Net Cash Inflow (Outflow) from Financing                                (124,362.88)                  --
Activities

Net Increase (Decrease) in Cash Held                                    (386,911.16)          423,419.43
Add Cash at Start of Year                                                997,036.03           573,616.60
                                                                       ------------         ------------
Cash at End of Year                                                      610,124.87           997,036.03
                                                                       ============         ============

This is comprised of the following:
NBNZ Cheque Account                                                       (1,156.12)             (143.77)
NBNZ On Call Account                                                     110,097.99           195,409.27
Term Deposit                                                             500,000.00           800,000.00
Petty Cash                                                                   250.00               250.00
Retained Overseas Currency                                                   933.00             1,520.53
                                                                       ------------         ------------
                                                                         610,124.87           997,036.03
                                                                       ============         ============



The attached notes form part of these financial statements.

                            PARAGON SOLUTIONS LIMITED

                   RECONCILIATION OF NET PROFIT/(LOSS) TO NET

                      CASH FLOWS FROM OPERATING ACTIVITIES

                                                                 FOR THE YEARS ENDED 31 MARCH
                                                                   (in New Zealand dollars)
                                                                -------------------------------
                                                                    2000                1999
                                                                -----------         -----------
Net Profit/(Loss) After Tax                                     (156,249.90)         355,182.58

Non Cash Revenue Items:
Depreciation Recovered                                                   --              (73.61)
In-House Development                                                     --          (10,013.22)

Non Cash Expenditure Items:
Depreciation                                                     239,917.14          261,191.58
                                                                -----------         -----------
                                                                  83,667.24          606,287.33
Add (Increase)/Decrease in Current Assets:
Prepayments                                                       61,727.99           (5,702.54)
Accrued Interest                                                   1,751.30              (51.80)
Accounts Receivable                                             (362,372.95)        (217,648.21)
Stock and Work in Progress                                        32,182.15          (52,407.26)
Income Tax Refund                                                 13,233.40          (37,049.91)
                                                                -----------         -----------
                                                                (253,478.11)        (312,859.72)

Add Increase/(Decrease) in Current
Liabilities
Accounts Payable                                                  (8,502.86)          75,794.84
GST                                                              (42,230.92)          48,895.07
                                                                -----------         -----------
                                                                 (50,733.78)         124,689.91

Less Gain on Disposal of Fixed Assets                                    --             (244.22)
Add Loss on Disposal of Fixed Assets                               4,809.44          180,130.53
                                                                -----------         -----------
Net Cashflow from Operating Activities                          (215,735.21)         598,003.83
                                                                ===========         ===========



The attached notes form part of these financial statements.

                            PARAGON SOLUTIONS LIMITED

                          NOTES TO FINANCIAL STATEMENTS

                   FOR THE YEARS ENDED 31 MARCH 2000 AND 1999
                            (in New Zealand dollars)


1) STATEMENT OF ACCOUNTING POLICIES

REPORTING ENTITY
Paragon Solutions Limited is a company registered under the Companies Act 1993. Paragon Solutions Limited is a reporting entity for the purposes of the Financial Reporting Act 1993. The financial statements are presented in accordance with the Companies Act 1993 and have been prepared in accordance with the requirements of the Financial Reporting Act 1993 and generally accepted accounting principles in New Zealand.

MEASUREMENT BASE
The general accounting policies recognised as appropriate for the measurement and reporting of results, cashflows, and financial position have been followed in the preparation of these financial statements. The historical cost method has been followed.

PARTICULAR ACCOUNTING POLICIES
The particular accounting policies which materially affect the measurement of results, cashflows and financial position have been applied as follows:-

ACCOUNTS RECEIVABLE
Accounts Receivable are stated at the expected realisable value.

FIXED ASSETS
Fixed Assets are stated at cost less accumulated depreciation. Depreciation is provided using the following rates:

DESCRIPTION                             DEPRECIATION RATE
Software                                               40%       DV
PCB Design                                      30% to 36%       SL
Test Equipment                                   8% to 24%       SL
PBX Sopho-S                                     18% to 22%       SL
Office                                        18.6% to 36%       SL
Furniture and Chattels                         6.5% to 40%       SL
Computer Equipment                              18% to 40%       SL
Books                                                 9.5%       DV
Specifications                                         18%       DV
Custom Tools                                           36%       SL

OPERATING LEASES
Operating lease payments have been included as an expense in the Statement of Financial Performance in the year in which they have been incurred.

REVENUE RECOGNITION
The Company recognizes revenue from services using the percentage-of-completion method based on hours incurred.

GOODS AND SERVICES TAX
The statement of financial performance has been prepared so that all components are stated exclusive of GST. All items in the statement of financial position are stated net of GST, with the exception of receivables and payables, which include GST invoiced.

TAXATION
The Company adopts the liability method of tax-effect accounting whereby the Income Tax expense shown in the statement of financial performance is based on the profit before tax adjusted for any permanent differences.

                            PARAGON SOLUTIONS LIMITED

                          NOTES TO FINANCIAL STATEMENTS

                   FOR THE YEARS ENDED 31 MARCH 2000 AND 1999
                            (in New Zealand dollars)



FOREIGN CURRENCIES

Transactions in foreign currencies are converted at the New Zealand rate of exchange ruling at the date of the transaction. Foreign monetary assets and liabilities are translated into New Zealand dollars at the exchange rate ruling at balance date. Exchange variations arising from these translations are included in the statement of financial performance.

STATEMENT OF CASH FLOWS
The following are the definitions of the terms used in the Statement of Cash
Flows:
a) Cash is considered to be cash on hand and current accounts in banks, net of bank overdrafts.
b) Investing activities are those activities relating to the acquisition, holding and disposal of fixed assets and of investments. Investments can include securities not falling due within the definition of cash.
c) Financing activities are those activities which result in changes in the size and composition of the capital structure of the company. This includes both equity and debt not falling within the definition of cash.
d) Operating activities include all transactions and other events that are not investing or financing activities.

CHANGES IN ACCOUNTING PRACTICES
There have been no changes in accounting policies. All policies have been applied on bases consistent with those used during the year.

                            PARAGON SOLUTIONS LIMITED

                          NOTES TO FINANCIAL STATEMENTS

                   FOR THE YEARS ENDED 31 MARCH 2000 AND 1999
                            (in New Zealand dollars)



2) FIXED ASSETS
DEPRECIATION SCHEDULE FOR THE YEAR ENDED 31 MARCH 1999

                                                     ACCUMULATED           CLOSING
DESCRIPTION                         COST            DEPRECIATION            VALUE
PBX Sopho-S                      119,747.49            61,010.10          58,737.28
Software                         104,824.94            38,722.45          66,102.49
PCB Design                       279,584.35           233,246.34          46,338.00
Test Equipment                   351,657.01           147,587.39         204,069.60
Office                            18,720.00            13,821.05           4,898.95
Furniture and Chattels            95,200.00            29,249.32          65,950.69
Computing                        249,356.68           120,440.35         128,916.33
Books                              4,200.00               923.49           3,276.51
Standards                         28,000.00            12,838.67          15,161.33
Custom Tools                      10,013.22             3,604.76           6,408.46
Goodwill                               1.00                   --               1.00
                               ------------         ------------       ------------
                               1,261,304.69           661,443.92         599,860.64
                               ------------         ------------       ------------



DEPRECIATION SCHEDULE FOR THE YEAR ENDED 31 MARCH 2000

                                                     ACCUMULATED           CLOSING
DESCRIPTION                         COST            DEPRECIATION            VALUE
PBX Sopho-S                      113,023.24            77,935.74          35,087.51
Software                         121,822.20            68,562.90          53,259.30
PCB Design                       285,635.96           277,590.36           8,045.60
Test Equipment                   352,262.12           202,842.12         149,419.98
Office                            18,720.00            17,629.25           1,090.75
Furniture and Chattels            95,200.00            37,135.60          58,064.41
Computing                        260,369.01           182,862.54          77,506.47
Books                              4,401.61             1,244.34           3,157.27
Standards                         29,893.60            16,382.46          13,511.14
Custom Tools                      10,013.22             7,209.52           2,803.70
Goodwill                               1.00                   --               1.00
                               ------------         ------------       ------------
                               1,291,341.96           889,394.83         401,947.13
                               ------------         ------------       ------------


3) NATURE OF THE BUSINESS
The principal activity of the business, which commenced trading on 1 April 1996 is contract electronics and software design and development.

                            PARAGON SOLUTIONS LIMITED

                          NOTES TO FINANCIAL STATEMENTS

                   FOR THE YEARS ENDED 31 MARCH 2000 AND 1999
                            (in New Zealand dollars)



4) TAX RECONCILIATION


                                                           Year ended          Year ended
                                                          31 March 2000       31 March 1999
Net Profit as per Financial Statements                    (156,249.90)         421,171.03
Add:  Non Deductible Entertainment                           1,576.96            1,245.61
         Holiday Pay Accrual This Year                      92,871.46           79,897.05
         ACC Accrual This Year                               4,719.76           14,562.03
Less: Capital Gain on Asset Sales                                  --             (244.22)
         Holiday Pay Accrual Last Year                     (79,897.05)         (88,896.88)
         ACC Accrual Last Year                             (14,562.03)         (16,381.51)
         Unrealised Foreign Exchange Gain                      (44.46)                 --
                                                           ----------          ----------

Taxable Income/(Loss)                                     (151,585.26)         411,353.11
Losses Brought Forward                                             --          211,388.00
                                                           ----------          ----------
Taxable Income/(Losses available to Carry Forward)        (151,585.26)         199,965.00

Tax @ 33%                                                          --           65,988.45

Resident Withholding Tax Paid                               16,310.17           13,798.02
Provisional Tax Paid                                        18,266.00          100,000.00
                                                           ----------          ----------
Tax to pay/(to be refunded)                                (34,576.17)         (47,809.57)
                                                           ==========          ==========



Subject to Inland Revenue Department confirmation, losses of $151,585.26 are available to carry forward.

5) IMPUTATION CREDIT ACCOUNT

                                                      Year ended          Year ended
                                                     31 March 2000       31 March 1999
Balance as at 1 April 1999                            159,790.06           56,751.70
Tax Refunded                                          (29,543.57)         (10,759.66)
Add Resident Withholding Tax on Interest Paid          16,310.17           13,798.02
Add Tax Paid                                                  --          100,000.00
Less Credits Distributed                              (61,253.37)                 --
                                                      ----------          ----------
Balance as at 31 March 2000                            85,303.29          159,790.06
                                                      ----------          ----------


6) EVENTS SUBSEQUENT TO BALANCE DATE
There have been no matters since the end of the financial year not otherwise dealt with within these financial statements that have significantly or may significantly affect the operations of the company.

7) CONTINGENT LIABILITIES
There are no contingent liabilities at year end (1999 nil). Paragon Solutions Limited has not granted any securities nor given any guarantees in respect of liabilities payable by it or any other party.

8) OPERATING LEASE COMMITMENTS
The company has made a commitment with Brian Green Corporation Ltd to lease the premises at Level 3, Telecom House, Lower Hutt. The lease expires on 15th July 2002 and the annual rent is $ 127,500.00.

                            PARAGON SOLUTIONS LIMITED

                          NOTES TO FINANCIAL STATEMENTS

                   FOR THE YEARS ENDED 31 MARCH 2000 AND 1999
                            (in New Zealand dollars)



9) RECONCILIATION TO GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED
STATES

Under generally accepted accounting principles in the United States, the Company would use the asset and liability method of accounting for income taxes. The asset and liability method has not been applied to the financial statements under generally accepted accounting principles of New Zealand. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rates is recognized as income in the period that includes the enactment date.

Applying the asset and liability method would result in the recording of a deferred tax asset of approximately $82,000 for the year ended March 31, 2000 representing the tax benefit of operating loss carryforwards. Because the Company is in a loss position, and future profits are uncertain, management would establish a valuation allowance to offset the deferred tax asset. This would result in a presentational adjustment, with no impact on the financial position of the Company as of March 31, 2000 or the results of operations and cash flows for the year ended on that date.

No other material effects on the financial position of the Company as of March 31, 2000 and 1999 and the results of operations and cash flows for the years then ended would result from the application of accounting principles generally accepted in the United States.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The following unaudited pro forma condensed combined financial information gives effect to the acquisition of Paragon by Turnstone. The acquisition will be accounted for under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Estimates of the fair values of the assets and liabilities of Paragon have been combined with the recorded values of the assets and liabilities of Turnstone in the unaudited pro forma condensed combined financial information.

        The unaudited pro forma condensed combined balance sheet as of June 30, 2000 gives pro forma effect to the acquisition as if it occurred on June 30, 2000. The Turnstone balance sheet information was derived from its unaudited June 30, 2000 balance sheet. The Paragon balance sheet information was derived from their audited March 31, 2000 balance sheet. The unaudited pro forma condensed combined statements of operations give pro forma effect to the acquisition as if the transaction was consummated as of January 1, 1999. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 1999 combine Turnstone's historical results for the year ended December 31, 1999 with the results for Paragon for the year ended March 31, 2000. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2000 combine Turnstone's historical results for the six months ended June 30, 2000 with the results for Paragon for the six months ended March 31, 2000. Results of operations for Paragon for the six months ended March 31, 2000 are therefore included in both the pro forma condensed combined statements of operations for the year ended December 31, 1999 and the six months ended June 30, 2000. The statements of operations of Paragon have been translated from New Zealand dollars to US dollars at the weighted average exchange rates for the year and six months ended March 31, 2000 and at the March 31, 2000 exchange rate for the balance sheet amounts.

        The unaudited pro forma condensed combined financial information is not necessarily indicative of the condensed combined financial position or results of operations in future periods or the results that actually would have been realized had Turnstone and Paragon been a combined company during the specified periods. The unaudited pro forma condensed combined financial information, including the notes thereto, is qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of Turnstone included in its Form S-1 and Forms 10-Q filed January 31, 2000, May 8, 2000 and August 7, 2000, respectively, with the Securities and Exchange Commission, and the historical financial statements of Paragon included in this Form 8-K/A.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               AS OF JUNE 30, 2000
                                 (IN THOUSANDS)


                                                            HISTORICAL
                                                 --------------------------------
                                                  TURNSTONE           PARAGON              PRO FORMA        PRO FORMA
                                                 SYSTEMS, INC.     SOLUTIONS LTD.         ADJUSTMENTS        COMBINED
                                                 -------------     --------------         -----------        --------
ASSETS
Current assets:
Cash and cash equivalents                          $  55,254          $     305               (5,000)(a)     $  50,559
Short-term investments                                49,509                 --                                 49,509
Accounts receivable, net                              20,186                387                  (43)(b),(e)    20,530
Inventory                                              9,665                 10                                  9,675
Prepaid expenses and other current
assets                                                 4,163                 29                                  4,192
                                                   ---------          ---------                              ---------
Total current assets                                 138,777                731                                134,465
Property and equipment, net                            2,256                201                 (101)(b)         2,356
Restricted cash                                        3,639                 --                                  3,639
Intangible assets                                         --                 --                6,592(a)          6,592
Other assets                                             207                 --                                    207
                                                   ---------          ---------                              ---------
Total assets                                         144,879                932                                147,259
                                                   =========          =========                              =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current obligations under capital
leases                                                   221                 --                                    221
Accounts payable                                      10,352                113                  (19)(e)        10,446
Accrued compensation and benefits                      2,637                 --                                  2,637
Income tax payable                                     2,610                 --                                  2,610
Customer deposits                                        905                 --                                    905
Other current liabilities and
accrued expenses                                       2,422                  3                                  2,425
Deferred revenue                                       3,770                 --                                  3,770
                                                   ---------          ---------                              ---------
Total current liabilities                             22,917                116                                 23,014
Long-term obligations under capital
leases, net of current portion                           125                 --                                    125
Other long-term liabilities                               35                 --                2,283(a)          2,318
                                                   ---------          ---------                              ---------
Total liabilities                                     23,077                116                                 25,457
                                                   =========          =========                              =========
Stockholders' equity:
Convertible preferred stock                               --                 --                                     --

Common stock, $.001 stated value,
200,000 shares authorized; 60,752
shares issued and outstanding at
June 30, 2000                                            60                878                 (878)(c)            60
Additional paid-in capital                           123,363                 --                                123,363
Deferred stock compensation                          (10,246)                --                                (10,246)
Accumulated other comprehensive loss                     (31)                --                                    (31)
Retained earnings (accumulated
deficit)                                               8,656                (62)                  62(c)          8,656
                                                   ---------          ---------                              ---------
Total stockholders' equity                           121,802                816                                121,802
                                                   ---------          ---------                              ---------
Total liabilities and stockholders' equity         $ 144,879          $     932                              $ 147,259
                                                   =========          =========                              =========



                  See accompanying notes to unaudited pro forma
                    condensed combined financial information.

                UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT
               OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (IN THOUSANDS)



                                                                               HISTORICAL
                                                                     -------------------------------
                                                                       TURNSTONE         PARAGON          PRO FORMA     PRO FORMA
                                                                     SYSTEMS, INC.   SOLUTIONS, LTD.     ADJUSTMENTS     COMBINED
                                                                     -------------   ---------------     -----------     --------
Net revenues                                                           $ 27,196          $  1,357           (124)(e)     $ 28,429
Cost of revenues                                                         12,359               829                          13,188
                                                                       --------          --------                        --------
Gross profit                                                             14,837               528                          15,241
Operating expenses:
Research and development                                                  5,731                --                           5,731
Sales and marketing                                                       3,912                48                           3,960
General and administrative                                                1,559               586                           2,145
Amortization of intangible assets                                            --                --          1,648(a)         1,648
Amortization of deferred stock compensation                               3,584                --                           3,584
                                                                       --------          --------                        --------
Total operating expenses                                                 14,786               634                          17,068
                                                                                                                               --
Operating income (loss)                                                      51              (106)                         (1,827)
Interest income (expense) and other, net                                    180                25           (217)(a)          (12)
                                                                       --------          --------                        --------
Income (loss) before income tax                                             231               (81)                         (1,839)
Income tax expense                                                          463                --           (463)(d)           --

                                                                       --------          --------                        --------
Net loss                                                               $   (232)         $    (81)                       $ (1,839)
                                                                       ========          ========                        ========

Basic net loss per share of common stock                               $  (0.03)                                         $  (0.22)
Diluted net loss per share of common stock                             $  (0.03)                                         $  (0.22)
Weighted-average shares outstanding used in
computing basic net loss per share of common stock                        8,474                                             8,474
Weighted-average shares outstanding used in
computing diluted net loss per share of common stock                      8,474                                             8,474



                 See accompanying notes to unaudited pro forma
                    condensed combined financial information.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000
                                 (IN THOUSANDS)



                                                                       HISTORICAL
                                                                 -----------------------
                                                                TURNSTONE       PARAGON            PRO          PRO
                                                                 SYSTEMS,      SOLUTIONS,         FORMA        FORMA
                                                                   INC.           LTD.         ADJUSTMENTS    COMBINED
                                                                 -------       ---------       -----------    --------
Net revenues                                                     $64,160         $   785         (124)(e)     $64,821
Cost of revenues                                                  25,832             419                       26,251
                                                                 -------         -------                      -------
Gross profit                                                      38,328             366                       38,570
Operating expenses:
Research and development                                           6,350              --                        6,350
Sales and marketing                                                5,713              24                        5,737
General and administrative                                         1,896             286                        2,182
Amortization of intangible assets                                     --              --          824(a)          824
Amortization of deferred stock compensation                        3,814              --                        3,814
                                                                 -------         -------                      -------
Total operating expenses                                          17,773             310                       18,907

Operating income                                                  20,555              56                       19,663
Interest income (expense) and other, net                           2,393              13                        2,406
                                                                 -------         -------                      -------
Income before income tax                                          22,948              69                       22,069
Income tax expense                                                 9,311              --         (379)(d)       8,932
                                                                 -------         -------                      -------
Net income                                                       $13,637         $    69                      $13,137
                                                                 =======         =======                      =======

Basic net earnings per share of common stock                     $  0.31                                      $  0.30
Diluted net earnings per share of common stock                   $  0.21                                      $  0.20
Weighted-average shares outstanding used in
computing basic net earnings per share of common stock            44,108                                       44,108

Weighted-average shares outstanding used in
computing diluted net earnings per share of common stock          64,234                                       64,234



                  See accompanying notes to unaudited pro forma
                    condensed combined financial information.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION

BACKGROUND

        Turnstone acquired all of the outstanding shares of Paragon on August 8, 2000 for a total maximum cash purchase price of $10 million. The purchase price is payable in two installments. The initial payment of $5 million was paid in cash upon the effective date of the acquisition. The second installment will be payable in cash upon the first anniversary of the effective date of the acquisition. The second installment will be a minimum of $2.5 million and, if not more than 4 of 30 former Paragon employees, specified in the purchase agreement, terminate employment with Turnstone prior to August 9, 2001, will be $5 million in cash.

        The acquisition was accounted for under the purchase method of accounting in accordance with APB Opinion No. 16. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Management's best estimates of the fair values of the assets and liabilities of Paragon have been combined with the recorded values of the assets and liabilities of Turnstone in the unaudited pro forma condensed combined financial information.

        In July 2000, the Board of Directors of Turnstone authorized a two-for-one stock split of the Company's common stock, paid on or about August 23, 2000 in the form of a stock dividend by distribution to each stockholder of record as of the close of business on August 9, 2000 of one share of the Company's common stock for each share of common stock held. All of the pro forma condensed combined financial information presented herein have been adjusted to give effect to the stock split.

CONFORMING AND RECLASSIFICATION ADJUSTMENTS

        Paragon's balance sheet information as of June 30, 2000 has been translated into U.S. Dollars using the exchange rate at June 30, 2000. Paragon's statements of operations for the six months ended June 30, 2000 and the year ended December 31, 1999 have been translated into U.S. Dollars using the respective weighted average exchange rates for the periods presented. The rates used for translations are based on the Interbank rates as determined by the Federal Reserve Bank of New York.

        The financial statements of Paragon used in the preparation of the unaudited pro forma condensed combined financial information were prepared in accordance with NZ GAAP. There were no adjustments to the financial statements of Paragon to conform to US GAAP. A description of the differences between US GAAP and NZ GAAP for the periods presented are provided in Note 9 of Notes to Financial Statements of Paragon Solutions Limited. Certain amounts have been reclassified to conform to Turnstone's financial statement presentation.


PRO FORMA ADJUSTMENTS

(a) To reflect the payment of $5 million of the purchase price in cash in connection with the Paragon acquisition, a liability in connection with the minimum amount of the second installment of the purchase price to be paid on the first anniversary of the closing and the allocation of the excess of the purchase price over the fair values of the tangible assets and liabilities acquired to intangible assets comprised of assembled workforce and goodwill. For purposes of this allocation, the purchase price is based on the first installment of $5 million and the minimum $2.5 million payment amount of the second installment. The minimum amount of the second installment is valued at approximately $2,283,000 based on the present value computed at an average annual return of 9.5%, and is included in the pro forma adjustment to other long-term liabilities, resulting in interest expense during the first year after the close of the acquisition of $217,000. The purchase price will be adjusted if the payment of the maximum amount of the second installment is made pursuant to certain contract conditions having been met. The purchase price allocation is based on management's

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION


        estimates of the fair values of the tangible assets and liabilities. After allocating a portion of the purchase price to tangible assets and liabilities, $1,160,000 was allocated to assembled workforce and $5,432,000 was allocated to goodwill.

        The assembled workforce and goodwill will be amortized on a straight-line basis over four years, resulting in total amortization expense for assembled workforce and goodwill of $1,648,000 per year. The allocation of the purchase price is as follows (in thousands):

        Property and equipment                                   $  100
        Accounts receivable, net                                    363
        Net tangible assets acquired, excluding property
          and equipment and accounts receivable                     228
        Assembled workforce                                       1,160
        Goodwill                                                  5,432
                                                                 ------
               Total                                             $7,283
                                                                 ======

        If the maximum amount of the second installment payment is made on the first anniversary of the consummation of the transaction and is added to the purchase price, the pro forma adjustment at that time would be to increase intangible assets by $2,500,000. Amortization of this additional purchase consideration would commence at that time on a straight-line basis over the remainder of the initial four year period. The pro forma amortization of intangible assets for the year ended December 31, 1999 and the six months ended June 30, 2000 would remain unchanged.

(b) To reflect adjustments to fair values of tangible assets acquired from Paragon.

(c)     To reflect the elimination of stockholders' equity balances of Paragon.

(d)     To reflect the tax effect of pro forma adjustments.

(e)     To eliminate intercompany transactions between Turnstone and Paragon.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            TURNSTONE SYSTEMS, INC.

DATE:  September 1, 2000                    By: /s/ Richard N. Tinsley
                                               ---------------------------------
                                               Richard N. Tinsley
                                               President and Chief Executive
                                               Officer





                                INDEX TO EXHIBITS



       Exhibit                                      Description
       -------                                      -----------
        2.1*                       Agreement relating to sale and purchase of
                                   all the shares in Paragon Solutions Limited,
                                   dated July 19, 2000, among the Registrant,
                                   each vendor listed in Schedule 1 thereto and
                                   Graham Parkins, as the vendors'
                                   representative. Except for Schedule 2,
                                   annexes and schedules to this Exhibit have
                                   not been filed; upon request, the Registrant
                                   will furnish supplementally to the Commission
                                   a copy of any omitted annex or schedule.

        2.2* Deed relating to accession under an agreement for sale and purchase, dated August 8, 2000, between the Registrant and Turnstone New
                                   Zealand Holdings, a wholly-owned subsidiary of Registrant, as nominated transferee.

        23.1A                      Consent of Sherwin Chan & Walshe, Independent Auditors

        23.1B                      Consent of Sherwin Chan & Walshe, Independent Auditors



*Incorporated by reference to Exhibits 2.1 and 2.2 to the Registrant's Form 8-K filed August 11, 2000.